Exhibit 99.2

AGEAGLE AERIAL SYSTEMS, INC.

Unaudited financial statements as of June 30, 2017

AGEAGLE AERIAL SYSTEMS, INC.
CONDENSED Balance Sheets

(UNAUDITED)

	As of
	June 30, 2017	December 31, 2016

ASSETS

CURRENT ASSETS:
Cash	$5,179	$15,887
Accounts receivable	6,676	18,886
Inventories	147,179	148,404
Prepaid expense	1,352	2,156
Total current assets	160,386	185,333

Property and equipment, net	47,703	44,380

Total assets	$208,089	$229,713

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$118,321	$76,425
Accrued expenses	42,203	127,063
Accrued interest	125,004	79,019
Payroll liabilities	10,853	13,818
Convertible notes payable	975,000	800,000
Promissory notes – related party	128,050	30,000
Total current liabilities	1,399,431	1,126,325
Total liabilities	1,399,431	1,126,325

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,200,000 shares issued and outstanding at June 30, 2017 and December 31, 2016 respectively	420	420
Additional paid-in capital	1,913,485	1,902,161
Accumulated deficit	(3,105,247)	(2,799,193)
Total stockholders’ deficit	(1,191,342)	(896,612)
Total liabilities and stockholders’ deficit	$208,089	$229,713

The accompanying notes are an integral part of the condensed financial statements.

F-1

AGEAGLE AERIAL SYSTEMS, INC.

Condensed Statements of Operations

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Revenues	$47,192	$164,301	$82,391	$319,928
Cost of sales	42,200	127,462	52,636	253,949
Gross Profit	4,992	36,839	29,755	65,979

Operating Expenses:
Selling expenses	8,376	26,189	14,850	41,669
General and administrative	70,703	98,534	133,172	169,502
Professional fees	15,578	243,168	101,550	563,783
Consulting fees – related party	6,397	211,142	7,992	438,870
Research and development	1,564	1,000	5,880	2,953
Total operating expenses	102,618	580,033	263,444	1,216,777
Loss from Operations	(97,626)	(543,194)	(233,689)	(1,150,798)

Other Income (Expenses):
Other income (expense)	535	(11,562)	5,189	(142,444)
Interest expense	(36,383)	(11,467)	(77,554)	(21,467)
Loss on sale of equipment	—	—	—	(3,747)
Total other expenses, net	(35,848)	(23,029)	(72,365)	(167,658)
Loss before Income Taxes	(133,474)	(566,223)	(306,054)	(1,318,456)
Provision for income taxes	—	—	—	—
Net Loss	$(133,474)	$(566,223)	$(306,054)	$(1,318,456)

Net Loss Per Share – Basic and Diluted	$(0.03)	$(0.13)	$(0.07)	$(0.33)

Weighted Average Number of Shares Outstanding During the Period - Basic and Diluted	4,200,000	4,200,000	4,200,000	4,200,000

The accompanying notes are an integral part of the condensed financial statements.

F-2

AGEAGLE AERIAL SYSTEMS, INC.

Condensed Statement of Changes in Stockholders’ Deficit

(UNAUDITED)

			Additional
	Common Stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2016	4,200,000	$420	$1,902,161	$(2,799,193)	$(896,612)
Stock-based compensation	—	—	6,397	—	6,397
Warrants issued with convertible promissory note	—	—	4,927	—	4.927
Net loss	—	—	—	(306,054)	(306,054)
Balance at June 30, 2017 (unaudited)	4,200,000	$420	$1,913,485	$(3,105,247)	$(1,191,342)

The accompanying notes are an integral part of the condensed financial statements.

F-3

AGEAGLE AERIAL SYSTEMS, INC.

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(306,054)	$(1,318,456)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on sale of equipment	—	3,747
Depreciation	9,452	13,806
Stock compensation expenses - non-employee -related party	6,397	121,638
Accretion for debt discounts, warrants and issuance costs	25,000	—
Warrants issued with convertible promissory note	4,927	—
Common stock issued for consulting services – related party	—	414,390
Changes in assets and liabilities:
Accounts receivable	12,210	19,539
Inventories	1,225	(50,210)
Prepaid expenses and other assets	805	(10,536)
Accounts payable	41,897	379
Accrued liabilities	(84,861)	125,398
Accrued interest	45,985	21,467
Accrued payroll liabilities	(2,966)	(1,651)
Net cash used in operating activities	(245,983)	(660,489)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(12,775)	—
Proceeds from sale of equipment	—	5,341
Net cash (used in) provided by investing activities	(12,775)	5,341

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of convertible notes payable	248,050	300,000
Proceeds from sale of common stock	—	500,000
Net cash provided by financing activities	248,050	800,000

Net (decrease) increase in cash	(10,708)	144,852
Cash at beginning of period	15,887	79,875
Cash at end of period	$5,179	$224,727

The accompanying notes are an integral part of the condensed financial statements.

F-4

AGEAGLE AERIAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(Unaudited)

Note 1 – Description of Business

AgEagle Aerial Systems, Inc. (the “Company” or “AgEagle”), headquartered in Neodesha, Kansas, was organized in 2011 as Solutions by Chilcott, LLC, a Kansas company. The Company began operations in 2011, building composite parts for truck companies, and in 2012, moved into advanced composite parts as a Tier 1 vendor to the U.S. government manufacturing micro wind turbine blades. The Company then worked with a research project at Kansas State University (“KSU”) that was trying to use model airplanes to monitor and analyze crops. During the initial phase of the project, KSU and the Company came to the conclusion that this business opportunity would be better as its own entity, so the project was taken on by Solutions by Chilcott, LLC. Solutions by Chilcott, LLC was converted into AgEagle Aerial Systems, Inc., a Nevada Corporation, on April 22, 2015, and 3,500,000 shares of AgEagle common stock were issued to the Company’s sole member. The Company develops and manufactures unmanned aerial vehicles (“UAV”) for sale to the precision agriculture industry. The Company’s products include the AgEagle RX-60 and RX-48 Systems. The Company primarily sells products in the United States but also in Canada and Australia, through one exclusive distributor in the agricultural industry. Prior to the execution of the exclusive distributor agreement in February 2016 the Company sold their product through various dealers in the US and Canada. All of the dealer agreements have since been terminated.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation - These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States. The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required for complete financial statements. In the opinion of management, these condensed financial statements contain all normal recurring adjustments considered necessary for a fair presentation of the Company’s financial position at June 30, 2017 and 2016, the results of operations for the six months ended June 30, 2017 and 2016, and cash flows for the six months ended June 30, 2017 and 2016. The results for the six months ended June 30, 2017 and 2016 are not necessarily indicative of the results to be expected for the full year. These statements should be read in conjunction with the Company’s audited financial statements and management’s discussion and analysis included the Company’s annual financial statements for the years ended December 31, 2016 and 2015 included as part of the Reg. A Form DOS filed May 15, 2017.

 Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allowance for bad debt, warranty and dealer termination costs, obsolete inventory, valuation of stock issued for services and stock options and the valuation of deferred tax assets. Therefore, the determination of estimates requires the exercise of judgment.

Fair Value of Financial Instruments - Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, convertible debt, accounts payable and accrued expenses approximates their recorded values due to their short-term maturities.

Cash and Cash Equivalents - Cash and cash equivalents includes any highly liquid investments with an original maturity of three months or less.

F-5

AGEAGLE AERIAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(Unaudited)

Note 2 – Summary of Significant Accounting Policies – Continued

Receivables and Credit Policy -Trade receivables due from customers are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Terms with our distributor allow for payment terms of 45 days from the invoice date. Trade receivables are stated at the amount billed to the customer. The Company generally does not charge interest on overdue customer account balances. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The Company estimates an allowance for doubtful accounts based upon an evaluation of the current status of receivables, historical experience, and other factors as necessary. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. The Company determined that no allowance was necessary as of June 30, 2017 and 2016.

Inventories - Inventories, which consist of raw materials, finished goods and work-in-process, are stated at the lower of cost or net realizable value, with cost being determined by the average-cost method, which approximates the first-in, first-out method. At each balance sheet date, the Company evaluates its ending inventories for excess quantities and obsolescence. This evaluation primarily includes an analysis of forecasted demand in relation to the inventory on hand, among consideration of other factors. Based upon the evaluation, provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the respective inventories.

Research and Development - The Company expenses research and development costs during the period incurred, which totaled $1,564 and $5,880 for the three and six months ended June 30, 2017, respectively and $1,000 and $2,953 for the three and six months ended June 30, 2016, respectively.

Property and Equipment - Property and equipment are recorded at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Leasehold improvements are recorded at cost and amortized on a straight- line basis over the shorter of their estimated lives or the remaining lease term. Significant renewals and betterments are capitalized. Maintenance and repairs that do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are reflected in the statements of operations.

Shipping Costs - Shipping costs for the three and six months ended June 30, 2017 totaled $1,904 and $2,553, respectively and $1,215 and $3,866 for the three and six months ended June 30, 2016. All shipping costs billed directly to the customer are directly offset to shipping costs resulting in a net expense to the Company.

Revenue Recognition and Concentration - The Company recognizes revenues for the sale of its products in the period when persuasive evidence of an arrangement with a customer, distributor or dealer exists, product delivery and acceptance have occurred and title has transferred to the customer, dealer or the distributor, the sales price is fixed or determinable and collectability of the resulting receivable is reasonably assured.

F-6

AGEAGLE AERIAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(Unaudited)

Note 2 – Summary of Significant Accounting Policies – Continued

The Company generally ships FOB Shipping Point terms. Shipping documents are used to verify delivery and customer acceptance. The Company assesses whether the sales price is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund. The Company assesses collectability based on the creditworthiness of the customer as determined by evaluations and the customer’s payment history. Additionally, dealers are required to place a deposit on each drone ordered. The Company has executed various dealer agreements, including one significant non-exclusive worldwide distributor agreement in 2016 whereby the dealers agreed to purchase AgEagle drones and other related products. Under the terms of the dealer agreements except the one significant worldwide distributor agreement, the dealers take ownership of the products, with no right of return, and the Company deems the items sold upon release of shipment to the dealer. The non-exclusive worldwide distributor has the right of return within twelve months of purchase up to a certain percentage of the annual sales volume less a restocking fee.

Sales to customers comprising more than 10% of our total net sales concentration information for such customers is summarized below:

	Percent of total sales for period ended June 30,
Customers	2017	2016
Customer A	15.1%	91.4%
Customer B	12.5%	*
Customer C	10.2%	*

•	- represents less than 10%

Advertising costs – Advertising costs are expensed as incurred. Advertising costs amounted to $5,043 and $6,078 for the three and six months ended June 30, 2017 are and $3,412 and $7,697 for the three and six months ended June 30, 2016, respectively.

Earnings Per Share - Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to warrants, options and convertible instruments.

Potentially Dilutive Securities - The Company has excluded all common equivalent shares outstanding for warrants, options and convertible instruments to purchase common stock from the calculation of diluted net loss per share because all such securities are antidilutive for the periods presented. As of June 30, 2017, the Company had 300,000 warrants, 125,000 options, and 476,285 potential shares which may be issued resulting from the provisions of convertible notes.. As of June 30, 2016, the Company had no warrants, 125,000 options, and 395,933 potential shares which may be issued resulting from the provisions of convertible notes.

Income Taxes - The Company accounts for income taxes in accordance with FASB ASC Topic 740, Accounting for Income Taxes. This topic requires an asset and liability approach for accounting for income taxes. The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of June 30, 2017, the unrecognized tax benefit accrual was $0. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred. All years are subject to Federal and state tax examinations by tax authorities.

F-7

AGEAGLE AERIAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(Unaudited)

Note 2 – Summary of Significant Accounting Policies – Continued

Recently Issued Accounting Standards-In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. This updated guidance supersedes the current revenue recognition guidance, including industry-specific guidance. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The updated guidance is effective for interim and annual periods beginning after December 15, 2016, and early adoption is not permitted. In July 2015, the FASB decided to delay the effective date of ASU 2014-09 until December 15, 2017. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. The Company is currently evaluating which transition method it will adopt and the expected impact of the updated guidance, but does not believe the adoption of the updated guidance will have a significant impact on its financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments: Recognition and Measurement of Financial Assets and Financial Liabilities, which addresses certain aspects of recognition, measurement, presentation and disclosure of financial statements. This guidance will be effective in the first quarter of fiscal year 2019 and early adoption is not permitted. The Company is currently evaluating which transition method it will adopt and the expected impact of the updated guidance, but does not believe the adoption of the updated guidance will have a significant impact on its consolidated financial statements.

In February, 2016, FASB issued Account Standards Update 2016-02 – Leases (Topic 842) intended to improve financial reporting of leasing transaction whereby lessees will need to recognize a right-of-use asset and a lease liability for virtually all of their leases. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet.

In March 2017, the FASB issued ASU No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” which changes the way that employers present net periodic pension cost ("NPPC") and net periodic postretirement benefit cost ("NPPBC") within the income statement. The amendment requires an employer to present the service cost component of NPPC and NPPBC in the same income statement line item(s) as other employee compensation costs arising from services rendered during the period. The other components of NPPC and NPPBC would be presented separately from this line item and below any subtotal of operating income; companies will need to disclose the line items used to present these other components of NPPC and NPPBC, if not separately presented. In addition, only the service cost component would be eligible for capitalization in assets. This guidance is effective retrospectively for annual and quarterly periods beginning after December 15, 2017, with early adoption permitted. The Company expects to adopt ASU No. 2017-07 beginning as of January 1, 2018, and does not expect this new guidance will have an impact on the Company’s results of operations, financial condition and/or financial statement disclosures.

Other recent accounting pronouncements issued by FASB did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Note 3 — Going Concern

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplates continuation of the Company as a going concern which assumes the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company has experienced negative cash flows from operations, has net losses from continuing operations of $97,626 and $233,689 for the six-months ended June 30, 2017, and 2016, respectively, and has a working capital deficit of $940,992 and an accumulated deficit of $2,799,193 at December 31, 2016.

F-8

AGEAGLE AERIAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(Unaudited)

Note 3 — Going Concern – Continued

These factors raise substantial doubt about the Company’s ability to continue as a going concern and to operate in the normal course of business. The Company has funded its activities to date almost exclusively from equity financings, loans from a related party and the issuance of secured long-term debt.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Cash on hand is not sufficient to fund operations for the next twelve months. While there can be no guarantees the Company is currently pursuing an initial public offering, in which it anticipates raising additional capital through the sale of its securities.

Note 4 — Inventories

Inventories consist of the following at:

	June 30, 2017	December 31, 2016

Raw materials	$97,623	$98,918
Work-in-process	22,516	23,866
Finished goods	27,040	25,620
	$147,179	$148,404

Note 5 — Property and Equipment

Property and equipment consist of the following at:

	June 30, 2017	December 31, 2016

Property and equipment	$108,663	95,888
Less accumulated depreciation	(60,960)	(51,508)
	$47,703	$44,380

Depreciation expense for the three and six months ended June 30, 2017 was $5,295 and $9,452 and, respectively and three and six months ended June 30, 2016 was $6,903 and $13,806.

F-9

AGEAGLE AERIAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(Unaudited)

Note 6 — Debt

Convertible Notes Payable

On May 6, 2015, the Company closed a private placement pursuant to a subscription agreement whereby two institutional investors (the “2015 Holders”) purchased convertible notes having an aggregate principal amount of $500,000, convertible into common stock of the Company at $2.00 per share (adjusted from $1.00 per share due to stock-split) and maturing on November 6, 2016. Interest on the notes accrues at a rate of 8% annually and is payable quarterly. On or about March 4, 2016, the Company and the 2015 Holders entered into extension and modification agreements whereby the 2015 Holders agreed to extend the maturity date of the notes to November 6, 2017 and permanently waive all rights and remedies, of whatever nature, with respect to the various defaults that occurred under this subscription agreement and notes, including, without limitation, (i) the Company’s failure to become a public SEC reporting company on or before September 30, 2015, (ii) the Company’s failure to pay interest on the notes, and (iii) modifying and waiving certain participation rights in future financings. For the three and six months ended June 30, 2017, the Company recorded $10,000 and $ 20,000 of interest expense, respectively and for the three and six months ended June 30, 2016 the Company recorded $10,000 and $ 20,000 of interest expense, respectively. As a result of non-payment of the interest due, the Company has accrued interest as of June 30, 2017 of $85,444.

On June 6, 2016, the Company closed a private placement pursuant to a subscription agreement whereby an existing institutional investor (the “2016 Holder”) purchased a convertible note having a principal amount of $300,000, convertible into common stock of the Company at $3.00 per share and maturing on June 30, 2017. Interest on the note accrues at a rate of 8% annually and is payable quarterly. For the three and six months ended June 30, 2017, the Company recorded $6,000 and $12,000 of interest expense, respectively and for the three and six months ended June 30, 2016 the Company recorded $1,467of interest expense. As a result of non-payment of the interest due, the Company has accrued interest as of June 30, 2017 of $25,467.

On or about February 2, 2017, the Company, the 2015 Holders and the 2016 Holder entered into a consent and waiver agreement whereby such holders, as applicable, agreed to permanently waive all rights and remedies, of whatever nature, with respect to the defaults that occurred under all of the subscription agreements and notes, including, without limitation, (i) the Company’s failure to become a public SEC reporting company on or before September 30, 2016, and (ii) waiving certain participation rights in future financings, most favored nation rights, and restrictions on future issuances of Company securities. In addition, on March 24, 2017, the Company and the 2016 Holder entered into a modification agreement whereby the Company agreed to accrue and pay interest to the 2016 Holder on the aggregate unconverted and then outstanding principal amount of the note issued in 2016 at a rate of 8% per annum, irrespective of any late fees that may be (or have been) incurred in connection with such failure, payable on the earlier of the newly extended maturity date of November 6, 2017 or the date the Company becomes a public SEC reporting company.

On February 3, 2017, the Company closed a private placement pursuant whereby a bridge loan (the “2017 Note A”) agreement was executed with an accredited investor (the “2017 Holder Series A”) to purchase a convertible promissory note with an aggregate principal amount of $175,000, an original issue discount of $25,000, convertible into common stock of the Company at $2.50 per share and maturing 90 days following issuance, or May 4, 2017. After payment of a finder’s fee and other expenses, the Company received net proceeds of $101,250. In addition, the Company also issued to the 2017 Holder a warrant to purchase 200,000 shares of the Company’s common stock at an exercise price per share of $2.50. To the extent the entire unpaid principal balance of the note is not paid in full on the maturity date, (i) interest on the unpaid principal balance will accrue from the maturity date at the rate of 18% per annum, and will continue until the date the note is paid in full, and (ii) the Company will issue to the 2017 Holder an additional warrant to purchase 100,000 shares of common stock for each ninety (90) calendar day period that the unpaid principal balance of the note and any accrued interest is not paid in full by such date. The Company has not paid the unpaid balance thereby resulting in a default of the loan and an additional warrant to purchase 100,000 shares of common stock issued.

F-10

AGEAGLE AERIAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(Unaudited)

Note 6 — Debt-Continued

The Company allocated the face value of the 2017 Note A to the warrants and the promissory note based on their relative fair values, allocated $4,927 to the warrants, and determined that there were no aggregate beneficial conversion features. The fair value of the warrants was determined using the Black-Scholes-Merton valuation model and the following assumptions: volatility – 74.80%, risk free rate – 2.27%, dividend rate – 0.00%.  The amount allocated to the warrants was recorded as a discount against the 2017 Note A, with offsetting entry to additional paid-in capital. The warrant expense has been fully amortized into interest expense over the term of the 2017 bridge loan.

Promissory Notes-Related Parties

On December 15, 2016, the Company issued a promissory note with an aggregate principal amount of $30,000 to a related party. On January 24, 2017, the Company issued a 2nd promissory note with an aggregate principal amount of $30,000 to the same related party. On June 14, 2017, the Company issued a 3rd promissory note with an aggregate principal amount of $16,050 to the same related party. All three promissory notes accrue interest at an annual rate of 2% and mature on November 6, 2017. For the three and six months ended June 30, 2017 the Company recorded $317 and $1,188 of interest expense, respectively. As a result of non-payment of the interest due, the Company has accrued interest as of June 30, 2017 of $1,296.

Between the dates of March 15 and June 22, 2017 the Company issued six new promissory notes totaling an aggregate amount of $52,000 with a related party that is part of management of the Company. The promissory notes accrue interest at an annual rate of 2% and mature on December 31, 2017. For the three and six months ended June 30, 2017 the Company recorded $84 and $111 of interest expense, respectively. As a result of non-payment of the interest due, the Company has accrued interest as of June 30, 2017 of $111.

Note 7 — Income Taxes

Prior to April 15, 2015, AgEagle Aerial Systems, Inc. was treated as a disregarded entity for income tax purposes. Income taxes, if any, were the responsibility of the sole member. In April 2015, the Company was converted to a corporation.

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Accounting for Income Taxes which requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards. At June 30, 2016, the total of all deferred tax assets was $1,194,018. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the deferred tax assets the Company has established a valuation allowance of $1,194,018 as of June 30, 2017. The change in the valuation allowance for the six months ended June 30, 2017 was $112,115.

F-11

AGEAGLE AERIAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(Unaudited)

Note 8 – Equity

From inception through April 10, 2015, the Company was a member-managed limited liability company (LLC) solely owned by its Chief Executive Officer. On April 22, 2015, the Company issued 3,500,000 shares of common stock to its sole member upon conversion of the Company from an LLC to a corporation. The financial statements have been retroactively stated to give effect to the issuance of 3,500,000 shares of common stock on April 22, 2015.

On February 25, 2016, the Company signed a Securities Purchase Agreement with its worldwide exclusive distributer partner whereby the Company agreed to sell 200,000 shares of Common Stock for $500,000, and a representative of the purchaser of the common stock will be appointed to the Board of Directors of the Company.

On February 22, 2016, the Company issued 500,000 shares of the Company’s common stock to a related party in connection with the strategic consulting agreement executed in March 2015 for service to be rendered over eighteen months. The value of the shares was based on the estimated fair value of the stock based on the most recent sales price of our stock on February 25, 2016 since there was no dis-incentive for non-performance. As of December 31, 2016 all expense related to this agreement was recorded through the end of the contract term.

Stock Options

The Company has one Employee, Director and Consultant Stock Option Plan. Stock options typically vest over a three-year period and have a life of ten years from the date granted. As of June 30, 2017 there no issuances under this plan.

On March 1, 2015, the Company entered into a strategic consulting agreement with a related party and granted 125,000 stock options exercisable over five years from the grant date at an exercise price per share of $2.60.

The fair value of options granted were determined using the Black-Scholes option valuation model and a revaluation was performed at each reporting period through August 2017 which represented the expiration of the consulting agreement. The expected term of options granted is based on the simplified method in accordance with Securities and Exchange Commission Staff Accounting Bulletin 107, and represents the period of time that options granted are expected to be outstanding. The Company makes assumptions with respect to expected stock price volatility based on the average historical volatility of peers with similar attributes. In addition, the Company determines the risk free rate by selecting the U.S. Treasury with maturities similar to the expected terms of grants, quoted on an investment basis in effect at the time of grant for that business day.

Upon completion of the valuation of the warrants issued in connection with 2017 Bridge Loan the Company revalued the existing outstanding options to acquire 125,000 shares of common stock, reducing the then-applicable exercise price from $2.60 per share, to $0.10 per share. The Company compared the fair value of the options immediately prior to the modification to their fair value immediately after the modification and determined that the option holders received incremental compensation of $6,397, of which the full amount of $6,397 was related to fully vested options and recognized as expense on the date of modification.

The significant weighted average assumptions relating to the valuation of the Company’s stock options for the six months ended June 30, 2017 and 2016 were as follows:

	June 30, 2017	June 30, 2016
Dividend yield	0%	0%
Expected life	3.55 yrs.	4.55 yrs.
Expected volatility	74.80	94.96
Risk-free interest rate	1.89%	1.01%

F-12

AGEAGLE AERIAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(Unaudited)

Note 8 – Equity-continued

The fair value of the Company’s stock used in estimating the fair value of the stock options was estimated using a discounted cash flow method.

A summary of the status of options activity at June 30, 2017, and changes during the period then ended are as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at beginning of period	125,000	$2.60	4.79 years	$—
Outstanding at end of period	125,000	0.10	3.55 years	—
Exercisable at end of period	125,000	0.10	3.55 years	—
Weighted average fair value of options granted	125,000	$0.10	3.55 years	$—

The total intrinsic value of options as of June 30, 2017 was $0. Intrinsic value is measured using the fair value at the date of exercise (for shares exercised) or at June 30, 2017 (for outstanding options), less the applicable exercise price.

Note 9 – Warrants to Purchase Common Stock

During the six months ended June 30, 2017, the Company issued, in connection with the issuance of debentures, warrants to purchase 300,000 shares of the Company’s Common Stock at an exercise price of $2.50. All warrants outstanding as of June 30, 2017 are scheduled to expire February 2, 2024.

The grant-date fair value of warrants is estimated using the BSM valuation model.  The per share weighted average fair value of the warrants granted during 2017 was $0.17 and was determined using the following assumptions:  expected price volatility 74.80%, risk-free interest rate ranging between 2.27%, zero expected dividend yield, and 7.0-year life of warrants.  The Company makes assumptions with respect to expected stock price volatility based on the average historical volatility of peers with similar attributes. In addition, the Company determines the risk-free rate by selecting the U.S. Treasury with maturities similar to the expected terms of grants, quoted on an investment basis in effect at the time of grant for that business day. The fair value of the Company’s stock used in estimating the fair value of the stock options was estimated using a discounted cash flow method.

A summary of activity related to warrants for the nine months ended June 30, 2017 follows:

	Shares	Weighted- Average Exercise Price ($)	Weighted- Average Remaining Contractual Term
Outstanding at December 31, 2016	—	$—	—
Issued	300,000	2.50	7.00
Outstanding at June 30, 2017	300,000	$2.50	6.60

Exercisable at June 30, 2017	300,000	$2.50	6.60

F-13

AGEAGLE AERIAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(Unaudited)

Note 10 – Commitments and Contingencies

 Operating Leases

The Company leased office space in Neodesha, Kansas for $100 a month from August 2014 to September 2015, $200 a month from October 2015 to September 2016, and $300 a month from October 2016 to December 31, 2016. The lease terminates on September 30, 2018 with no option to renew unless approved by the city commission. Rent expense was $1,800 and $878 for the years ended June 30, 2017 and 2016, respectively.

Exclusive Distribution Agreement

On February 17, 2016, the Company signed a long-term distribution agreement with a third party to be the worldwide exclusive distribution partner (“distributor”) for the Company. Under this agreement, the distributor will private label and purchase the Company’s fixed wing UAVs, exclusively for the agriculture markets over an initial term, for resale through their network of dealers worldwide. To maintain their exclusivity as a distributor, the third party is expected to attain certain sales thresholds over the course of the distribution agreement. The distributor also has the first right of refusal to be the exclusive or non-exclusive distributor of any future Company systems in the agricultural industry, including any multicopter, rotor wing or unmanned aerial spraying systems. Under the terms of the agreement, the Company agreed to terminate all existing dealer agreements, which triggered both the “Termination for Convenience” clause and the right of return clause in the existing dealer agreements.

The dealer agreements stipulate that if any such dealer agreement is terminated by the Company without cause, the Company will, at the dealer’s option, repurchase any or all unsold drones in the dealer’s inventory or in transit to the dealer on the effective date of termination and any other marketing material. The purchase price for such unsold products and other material will be the actual net invoice price paid by dealer less any prior credits. The dealer will return the product undamaged and in merchantable condition.

 On February 22, 2016, the Company entered into a dealer termination agreement with a certain dealer in relation to its exclusive distributor agreement for Canada. The parties mutually agreed that the Company will pay the dealer installments through September 1, 2016, totaling $100,000 for the termination of the dealer’s exclusive distributor agreement. As of December 31, 2016, the Company has recorded the termination costs of $100,000 in other expense and has accrued a remaining payment due to the dealer of $20,000 as of June 30, 2017.

As of June 30, 2017, management determined that four UAV’s have been returned and thirteen units have been converted to include components from the newer models. All termination costs were accrued as of December 31, 2016 therefore no additional expense was recorded for the six months ended June 30, 2017. Management believes that all the former dealers based on their right of return clause are properly accrued. At this time no more dealers have the right of return and one dealer will upgrade four units costing the Company approximately $3,400 of which has been properly recorded as accrued expense as of June 30, 2017.

Service Agreements

On March 31, 2016, the Company signed a long-term agreement with a third party to deliver a cloud-based drone operations platform providing data processing and delivery, automated drone control airspace awareness, manned aircraft locations, weather overlays and redundancy of radio and cellular connection for the Company. Under this agreement, the third party will provide hardware and software availability, aerial map processing and hosting, and private labeling of all customer touch points. The costs of the subscriptions will be provided at a discounted rate from the standard pricing of the third party at least until December 30, 2020.

F-14

AGEAGLE AERIAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(Unaudited)

Note 10 – Commitments and Contingencies - Continued

On January 10, 2017, the Company engaged the services of an institutional banker to act as an underwriter assisting the Company with listing its securities on a national stock exchange or other quotation system. In exchange, the Company will pay an underwriting discount equal to 10% of the aggregate price upon closing the offering. Also, at closing, for the price of $50, the Company will sell to the institutional banker a warrant to purchase shares of the Company’s common stock equal to 5% of the shares sold in the offering. The exercise price shall be 115% of the public offering price of the securities.

Note 11 — Related Party Transactions

The following reflects the related party transactions during the six months ended June 30, 2017.

Consulting Agreement

On March 1, 2015, the Company entered into a strategic consulting agreement to assist it with raising capital and strategic positioning in an effort to increase its valuation. Under the terms of the agreement, the Company agreed to issue 125,000 shares of the Company’s common stock on May 1, 2015, an additional 125,000 shares of common stock on January 15, 2016 and 125,000 stock options exercisable for five years from the issuance date. As of December 31, 2015, no shares had been issued to the consultant. The Company recognized $1,250,000 of consulting expense during 2015 and 2016 related to the value of the shares earned, which was based on the estimated fair value of the stock as of December 31, 2015, based on the terms of a transaction which ultimately closed in February 2016, as there was no dis-incentive for non-performance. No additional expense was recorded for the six months June 30, 2017 for the common shares granted in connection with the strategic consulting agreement executed in March 2015. During the six months ended June 30, 2017, the Company recognized $6,397 of additional consulting expense related to the issuance of the common stock for the stock options as a result of the modification of the exercise price of the options from $2.60 per share to $0.10 per share.

 On December 15, 2016, the Company issued a promissory note with the consultants of the strategic consulting agreement for $30,000. The interest is payable upon maturity of the note together with the principal amount of $30,000 on June 30, 2017. On January 24, 2017, the Company issued a 2nd promissory note with an aggregate principal amount of $30,000 to the same related party. On June 14, 2017, the Company issued a 3rd promissory note with an aggregate principal amount of $16,050 to the same related party. All three promissory notes accrue interest at 2% annually.

Between the dates of March 15 and June 22, 2017 the Company issued six new promissory notes totaling an aggregate amount of $52,000 with a related party that is part of management of the Company. The promissory notes accrue interest at an annual rate of 2% and mature on December 31, 2017.

F-15

AGEAGLE AERIAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(Unaudited)

Note 12 – Subsequent Events

On July 2017, the Company closed a private placement pursuant to a subscription agreement whereby an existing institutional investor (the “2017 Note B”) purchased a convertible note having a principal amount of $100,000, Management believes the terms of the note will be similar to the recent 2017 Note A and is currently in negotiations with the holder.

On October 2017, the Company closed a private placement pursuant to a subscription agreement whereby an existing institutional investor (the “2017 Note C”) purchased a convertible note having a principal amount of $35,000, Management believes the terms of the note will be similar to the recent 2017 Note A and is currently in negotiations with the holder.

On October 2017, the Company held a board meeting to approve the modification of the existing 125,000 options to purchase common stock from an exercise price of $2.60 to $0.10. Also approved at the same meeting was the issuance of 560,100 new options per the 2016 Employee Option Plan for directors and employees at an exercise price of $0.10 per share.

F-16